FOR IMMEDIATE RELEASE
Contact: Danny Meisenheimer
VP of Brand Management
Pizza Inn, Inc.
469-384-5000
dmeisenheimer@pihq.com

PIZZA INN REPORTS RESULTS FOR FOURTH QUARTER AND
FISCAL YEAR 2007

Operating Performance Strengthens as Company Posts Positive
Same Store Sales Growth in Q4

The Colony, Texas – September 20, 2007-- PIZZA INN INC. (NASDAQ:PZZI) today reported net income of $658,000, or $0.06 per share for the fourth quarter of the fiscal year ended June 24, 2007 versus ($4,421,000), or ($0.43) per share for the fourth quarter of fiscal 2006. The Company also reported net income of $206,000, or $0.02 per share for fiscal 2007 versus a net loss of ($5,989,000), or ($0.59) per share for fiscal 2006. Operating performance for the fourth quarter and fiscal 2007 reflected the following:

• Comparable buffet restaurant sales increased 3.1% for the fourth quarter from the fourth quarter of fiscal 2006. For fiscal 2007, comparable buffet restaurant sales increased 0.8% from fiscal 2006, the first such annual increase in five years.

• Domestic chain-wide comparable restaurant sales increased 1.1% for the fourth quarter from the fourth quarter of fiscal 2006. For fiscal 2007, domestic chain-wide comparable restaurant sales decreased 0.7% from fiscal 2006.

• Overall domestic chain-wide restaurant sales decreased 3.2% for the fourth quarter from the fourth quarter of fiscal 2006 due to a net reduction in franchise openings driven by additional closures of underperforming restaurants.

• General and administrative expenses for fiscal 2007 were lower by $1.5 million compared to fiscal 2006. The reduction was due primarily to a reduction in payroll expenses of $416,000, driven primarily by the outsourcing of our warehousing and distribution activities, and a reduction in stock compensation expense of $355,000, due primarily to the reversal of prior expenses for unvested options that terminated. Occupancy costs for fiscal 2007 were lower by $211,000 compared to fiscal 2006, also due primarily to the outsourcing initiative.

• Net income for the fourth quarter improved $5,079,000 compared to the fourth quarter of fiscal 2006, due primarily to accrued expenses in the fourth quarter of fiscal 2006 of $2,800,000 related to the litigation settlement between the Company and its former CEO as well as an impairment expense in the fourth quarter of fiscal 2006 of $1,166,000 related to two Company-owned restaurants.

Operating results for the fourth quarter mark the third consecutive profitable quarter for Pizza Inn, further strengthening the Company’s financial and cash positions.

Charlie Morrison, Interim CEO and Chief Financial Officer, commented, “We are encouraged by our continued progress. We believe that our foundation is much stronger as evidenced by our increases in cash and the elimination of our debt. The fiscal year end marks the fourth consecutive month of comparable buffet sales gains and reflects the momentum we have achieved in part due to the increasing number of franchisees remodeling their restaurants. We continue to strive to identify ways to reduce costs and improve the profitability of our franchisees to assist in the reinvestment in their businesses. While executing these initiatives, we are working on the long-term development of this chain, specifically in the areas of domestic and international restaurant growth.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Pizza Inn’s operating results, performance or financial condition are its ability to implement its growth strategies; success of its franchise operations; national, regional and local economic conditions affecting the restaurant industry; competition within the restaurant industry; restaurant sales cannibalization; negative publicity; fluctuations in quarterly results of operations, including seasonality; government regulations; weather; and commodity, insurance and labor costs

Pizza Inn, Inc. (www.pizzainn.com) is headquartered in The Colony, Texas, along with its distribution division, Norco Restaurant Services Company. Pizza Inn franchises approximately 350 restaurants and owns one restaurant with annual domestic and international chain-wide sales of approximately $145 million.

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended
	June 24,	June 25,	June 26,
	2007	2006	2005
REVENUES:
Food and supply sales	$41,029	$44,202	$49,161
Franchise revenue	4,622	4,799	5,162
Restaurant sales	1,485	1,458	946
	47,136	50,459	55,269

COSTS AND EXPENSES:
Cost of sales	40,101	43,762	46,617
Franchise expenses	2,633	3,126	2,791
General and administrative expenses	4,002	5,531	4,882
Gain on sale of assets	(570)	(149)	-
Impairment of long-lived assets and goodwill	48	1,319	-
Litigation settlement accrual	302	2,800	-
Other (income) expense	(159)	-	-
Provision for bad debt	96	301	30
Total costs and expenses, net	46,453	56,690	54,320

OPERATING INCOME (LOSS)	683	(6,231)	949

Interest expense	477	787	590

INCOME (LOSS) BEFORE INCOME TAXES	206	(7,018)	359

Provision (benefit) for income taxes	-	(1,029)	155

NET INCOME (LOSS)	$206	$(5,989)	$204

Basic earnings (loss) per common share	$0.02	$(0.59)	$0.02

Diluted earnings (loss) per common share	$0.02	$(0.59)	$0.02

Weighted average common shares outstanding	10,145	10,123	10,105

Weighted average common and
potentially dilutive common shares outstanding	10,146	10,123	10,142

PIZZA INN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 24,	June 25,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,879	$184
Accounts receivable, less allowance for doubtful
accounts of $451 and $324, respectively	2,716	2,627
Accounts receivable - related parties	-	452
Notes receivable, current portion	8	52
Inventories	1,518	1,772
Property held for sale	336	-
Deferred income tax assets	458	1,145
Prepaid expenses and other	165	299
Total current assets	7,080	6,531

LONG-TERM ASSETS
Property, plant and equipment, net	778	11,921
Notes receivable	12	20
Re-acquired development territory, net	239	431
Deposits and other	85	98
	$8,194	$19,001

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,082	$2,217
Accrued expenses	1,805	4,791
Current portion of long-term debt	-	8,044
Total current liabilities	3,887	15,052

LONG-TERM LIABILITIES
Deferred gain on sale of property	209	-
Deferred revenues	314	379
Other long-term liabilities	7	58
Total liabilities	4,417	15,489

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,120,319 and 15,090,319 shares, respectively;
outstanding 10,168,494 and 10,138,494 shares, respectively	151	151
Additional paid-in capital	8,471	8,426
Retained earnings	14,799	14,593
Accumulated other comprehensive loss	-	(14)
Treasury stock at cost
Shares in treasury: 4,951,825 for both years	(19,644)	(19,644)
Total shareholders' equity	3,777	3,512
	$8,194	$19,001

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	June 24,	June 25,	June 26,
	2007	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$206	$(5,989)	$204
Adjustments to reconcile net income (loss) to
cash provided by (used for) operating activities:
Depreciation and amortization	692	1,214	1,143
Impairment of long-lived assets & goodwill	48	1,443	-
Deferred rent expense	(9)	56	-
Provision for bad debt	96	301	30
Stock compensation expense	(14)	341	-
Litigation expense accrual	302	2,800	-
Gain on sale of assets	(570)	(149)	-
Deferred income taxes	687	(1,029)	39
Deferred revenue	196	542	-
Changes in operating assets and liabilities:
Notes and accounts receivable	320	884	(256)
Inventories	254	145	(205)
Accounts payable - trade	(135)	255	716
Accrued expenses	(3,520)	7	(735)
Prepaid expenses and other	76	414	152
Cash (used for) provided by
operating activities	(1,371)	1,235	1,088

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	11,325	589	-
Capital expenditures	(249)	(2,227)	(753)
Cash provided by (used for)
investing activities	11,076	(1,638)	(753)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	(25)	-	-
Change in line of credit, net	-	747	(234)
Repayments of long-term bank debt	(8,044)	(414)	(415)
Purchases of treasury stock	-	-	(160)
Proceeds from exercise of stock options	59	81	30
Cash (used for) provided by
financing activities	(8,010)	414	(779)

Net increase in cash and cash equivalents	1,695	11	(444)
Cash and cash equivalents, beginning of year	184	173	617
Cash and cash equivalents, end of year	$1,879	$184	$173